Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Christino Rio, the Chief Executive Officer, and Benson Lim, the Chief Financial Officer, of Advanced Ventures Corp. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q for the period ended September 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Christino Rio
Christino Rio
Chief Executive Officer
(Principal Executive Officer)
Date: November 16, 2012

/s/ Benson Lim
Benson Lim
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)
Date: November 16, 2012

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Advanced Ventures Corp. and will be retained by Advanced Ventures Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

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